Exhibit 99.1

Unum Group Announces Preliminary Third Quarter 2008 Results

Expects Third Quarter Operating Income of $0.62 to $0.64 Per Share

Expects 2008 Full Year Operating Income at Upper End of Previous Guidance of $2.46 to $2.51 Per Share

Has No Plans to Raise Additional Capital as Strong Capital and Liquidity Positions Continue to Provide Significant Financial Flexibility

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--October 15, 2008--Unum Group (NYSE: UNM) today announced preliminary results for the third quarter of 2008. The Company expects net income for the third quarter of 2008 to be between $100 and $108 million ($0.30 to $0.32 per diluted common share) and after-tax operating income for the third quarter of 2008 to be between $209 and $217 million ($0.62 to $0.64 per diluted common share).

Based on preliminary estimates, the Company has provided the following comments related to its third quarter 2008 operating results.

  Operating results in the quarter reflected favorable risk results, including an expected lower Unum US group disability benefit ratio in the third quarter of 2008 compared to the second quarter of 2008. Net investment income results reflected lower miscellaneous net investment income in the third quarter of 2008, resulting from lower bond call activity during the quarter.
  Unum US and Colonial Life segments are expected to report higher operating earnings in the third quarter of 2008 compared to results for the third quarter 2007; operating earnings for Unum UK, as reported in local currency, are expected to be marginally higher compared to the third quarter of 2007. Because of a decline in the foreign exchange rate, results reported for Unum UK in U.S. currency in the third quarter of 2008 are estimated to be lower than the third quarter of 2007 but in-line with the results of the second quarter of 2008.
  Individual Disability - Closed Block segment operating earnings are expected to be lower in the third quarter 2008 compared to the third quarter of 2007 primarily due to lower net investment income attributable to lower bond call activity during the quarter, which offset favorable risk results.

Thomas R. Watjen, President and Chief Executive Officer, stated, “Our preliminary third quarter operating results are in line with our expectations as all of our businesses continue to perform well. We have continued to benefit from our greater business diversification, financial discipline and focus on risk management throughout the Company. While our realized and unrealized investment losses are higher than in recent quarters, we remain pleased with our investment performance and feel that our portfolio is well positioned for today’s volatile financial markets. Importantly too, Unum’s capital and liquidity positions are strong and provide us with significant financial flexibility.”

Realized and Unrealized Investment Gains and Losses

Preliminary estimates for net realized after-tax investment losses for the third quarter 2008 are $109 million ($0.32 per diluted common share). Changes in the fair values of certain embedded derivatives are reported as realized investment gains and losses, as required under the provisions of Statement of Financial Accounting Standards No. 133 Implementation Issue B36 (DIG Issue B36), Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposure That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor Under Those Instruments. During the third quarter of 2008, changes in the fair value of the embedded derivatives associated with modified coinsurance arrangements resulted in a realized after-tax investment loss of $44 million ($0.13 per diluted common share), which resulted primarily from a continued widening of credit spreads in the overall investment market. Excluding these losses, net realized after-tax investment losses related to sales and write-downs of assets held were $65 million ($0.19 per diluted common share) in the third quarter of 2008. Approximately 94 percent of the losses associated with sales and write-downs of assets were attributable to holdings in Lehman Brothers, AIG, and an equity-linked investment tied to the performance of the S&P 500.

The Company’s net unrealized losses in its fixed maturity bond portfolio at September 30, 2008 are expected to be $1.73 billion, compared to $22.3 million at June 30, 2008. The Company’s gross unrealized losses on fixed maturity bonds at September 30, 2008 are expected to be $2.64 billion, compared to $1.40 billion at June 30, 2008. The Company's gross unrealized gains are estimated at $910 million at September 30, 2008, compared to gross unrealized gains of $1.38 billion at June 30, 2008. The increase in gross unrealized losses in the third quarter of 2008 resulted primarily from widening credit spreads experienced during the quarter.

Capital Management

In October 2007, the Company outlined its capital management strategy and outlined specific financial targets for risk-based capital, leverage and holding company liquidity to ensure its financial flexibility. The Company estimates these measures as of September 30, 2008 will continue to outperform these targets, providing a strong level of financial flexibility, consistent with its “A” ratings target. The Company presently has no plans to issue additional capital.

Shares Outstanding

The Company’s average number of shares outstanding, assuming dilution was 337.9 million for the third quarter of 2008. The share count at the end of the third quarter of 2008 was 333.1 million. Shares outstanding for the quarter reflect the repurchase of 12.5 million shares which were repurchased as a result of a previously announced $350 million accelerated share repurchase agreement. The final settlement occurred during October 2008, with the price adjustment resulting in the delivery to the Company of approximately 2.0 million additional shares of its common stock, for a total repurchase of approximately 14.5 million shares. The Company has no further open authorizations for share repurchase and has fully exercised the $700 million authorization established in 2007. The Company expects to discuss its capital management plans for 2009 at its investor presentation scheduled for November 11, 2008.

Book Value

As of September 30, 2008 preliminary stockholders’ equity per common share, excluding net unrealized losses on securities and net gains on cash flow hedges, is expected to be between $21.43 and $21.46 per common share. Preliminary stockholders’ equity (book value) is expected to be between $20.19 and $20.22 per common share.

OUTLOOK

Given the preliminary estimates for the third quarter of 2008, the Company is maintaining its previously stated guidance for full-year 2008 operating earnings per share of $2.46 to $2.51 per diluted common share, but now expects to report full year results at the upper end of the range. The Company will provide greater detail on its third quarter results in its third quarter 2008 earnings statement scheduled for release on October 30, 2008 at approximately 4:00 p.m. (EST) and on its earnings call scheduled for 9:00 a.m. (EST) on October 31, 2008. The preliminary financial results being reported in this release, while believed to be reasonable estimates, are subject to being revised in the Company’s Form 10-Q, anticipated to be filed with the Securities and Exchange Commission on October 31, 2008.

CONFERENCE CALL INFORMATION

Unum Group senior management will host a conference call on Friday, October 31, 2008 at 9:00 a.m. (EST) to discuss the results of operations for the third quarter. Included in the discussion will be forward-looking information, such as guidance on future results and trends in operations, as well as other material information.

The dial-in number for the conference call is (866) 409-1563 for U.S. and Canada. For International, the dial-in number is (913) 312-0960. A live webcast of the call will also be available at www.unum.com in a listen-only mode. It is recommended that webcast viewers access the “Investors” section of the Company’s website and opt-in to the webcast fifteen minutes prior to the start of the call. A replay of the call will be available on the Company’s website through Friday, November 7. In conjunction with the Company’s earnings announcement, the Company’s Statistical Supplement for the third quarter of 2008 will be available on the “Investors” section of the Company’s website.

NON-GAAP RECONCILIATION

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income. The Company believes operating income or loss, excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in its business. Realized investment gains and losses are primarily dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business. The Company believes book value per common share excluding unrealized gains and losses on securities and the net gain or loss on cash flow hedges, which also tend to fluctuate depending on market conditions and general economic trends, is an important measure.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability insurance in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts, such as the Company’s earnings per share guidance, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such matters as general economic or business conditions; events or consequences relating to terrorism, acts of war and catastrophes, including natural and man-made disasters; competitive factors, including pricing pressures; legislative, regulatory, accounting, or tax law changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities; changes in projected new sales and renewals; variations between projections and actual experience in persistency rates, incidence and recovery rates, pricing and underwriting; retained risks in the Company’s reinsurance operations; availability and cost of reinsurance; the level and results of litigation, rating agency actions, and regulatory actions and investigations; negative media attention; changes in assumptions relating to deferred acquisition costs, value of business acquired, or goodwill; the level of pension benefit costs and funding; investment results, including credit deterioration of investments; the ability of the Company’s insurance company subsidiaries to pay dividends or extend credit to the Company and certain of its intermediate holding company subsidiaries and/or finance subsidiaries; and effectiveness of product support and customer service. For further information of risks and uncertainties that could affect actual results, see the Company’s filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and subsequently filed Form 10-Qs. Do not place undue reliance on the forward-looking statements in this press release, which speak only as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

NON-GAAP RECONCILIATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30
	Preliminary Results Range
	2008
	(in millions)	per share (a)	(in millions)	per share (a)

After-tax Operating Income, As Adjusted	$209.0	$0.62	$217.0	$0.64
Net Realized Investment Losses, After Tax	(109.0)	(0.32)	(109.0)	(0.32)
Net Income	$100.0	$0.30	$108.0	$0.32

	Preliminary Results Range as of September 30
	2008
	(in millions)	per share	(in millions)	per share

Total Stockholders' Equity (Book Value)	$6,728.0	$20.19	$6,736.0	$20.22
Net Unrealized Loss on Securities and
Net Gain on Cash Flow Hedges	(410.5)	(1.24)	(410.5)	(1.24)
Total Stockholders' Equity, As Adjusted	$7,138.5	$21.43	$7,146.5	$21.46

(a) Assuming Dilution

CONTACT:
Unum Group
Media
Jim Sabourin, 423-294-6300
or
Investors
Thomas A. H. White, 423-294-8996
or
Madhavi Venkatesan, 423-294-1630